Exhibit 99.1

Sharon AI Successfully Delivers AI Cloud Deployment for Global Technology Customer

NEW YORK, August 20, 2026 – SharonAI Holdings Inc. (NASDAQ: SHAZ) and its subsidiaries (“Sharon AI” or “the Company”), a leading Australian Neocloud, today announced the successful delivery and customer acceptance of an initial AI Cloud deployment for a global technology company with a major Asia-Pacific presence.

Customer acceptance marks the completion of a key milestone under the five-year AI Cloud infrastructure agreement, which has a total initial contract value of approximately US$950m. Acceptance also triggers release of cash security currently held in escrow.

The deployment is the first phase of this customer contract, and part of a series of additional NVIDIA GPU clusters that Sharon AI expects to deliver over the coming months. Under the agreement, Sharon AI is deploying AI Cloud solutions across multiple data centers in Australia, with revenue expected to commence in stages across the third and fourth quarters of 2026.

“Delivering AI infrastructure at scale requires coordinated execution across data center readiness, compute, storage, networking and customer integration,” said James Manning, Co-Founder and Chief Executive Officer of Sharon AI. “This successful deployment demonstrates our ability to bring together a global partner ecosystem and coordinate specialist teams to meet customer delivery requirements. The capabilities and operating discipline developed through this project strengthen our delivery platform as we deploy future clusters, bringing our secured and contracted capacity online, and supporting durable long-term growth.”

Sharon AI has secured 212MW of AI Factory capacity, of which 120MW is contracted under multi-year take-or-pay agreements. The accepted deployment represents further progress in bringing this secured and contracted capacity online. The Company continues to advance its AI Factory platform to address strong demand for high-performance, sovereign AI infrastructure across Australia, New Zealand and the Asia-Pacific region.

About Sharon AI

Sharon AI (NASDAQ: SHAZ) is a leading Australian neocloud expanding access to artificial intelligence through trusted, secure and sovereign AI infrastructure. Through its AI Factory platform and colocation partners, Sharon AI enables organisations across Australia, New Zealand, and globally to confidently build, train and deploy AI at scale. For more information, visit www.sharonai.com.

Contacts

Media

media@sharonai.com

Investors

investors@sharonai.com

Disclosure Information

Sharon AI primarily uses its Investor Relations page (https://sharonai.com/investors/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. The Company also notes that, at times, it uses other communication mediums including, but not limited to, its X account (sharon__ai) and/or LinkedIn account (sharon-AI) to disseminate information about the Company, and can be additional sources of information outside press releases, regulatory filings with the SEC and any other conference calls, webcasts, investor days, etc. that the company may hold.

Forward-Looking Statements

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts, and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Forward-looking statements in this release include specific statements regarding the intended use of proceeds. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Sharon AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;
●	Receipt and use of proceeds;
●	The deployment of assets and expansion of network procurement;
●	Sharon AI’s ability to engage with additional potential customers;
●	Expansion of Sharon AI’s data center footprint and capacity; and
●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC and other reports subsequently filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and Sharon AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.